Exhibit 99.1

MURATA MANUFACTURING CO., LTD., THE WORLD’S LEADING RF MODULE AND FILTER PROVIDER AND RESONANT, INC. SIGN MULTI-YEAR COMMERCIAL AGREEMENT OF XBAR TECHNOLOGY

GOLETA, CA — October 2, 2019 - Murata Manufacturing Co., Ltd. (Murata), the world’s leading RF module and filter provider and Resonant Inc. (Resonant), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, jointly announced that they have entered into a multi-year commercial agreement that provides Murata with rights to multiple designs to be exclusively developed using Resonant’s XBAR technology.  Upon signing the commercial agreement, Murata also completed a $7 million strategic investment in Resonant as part of the previously disclosed private placement financing.

“XBAR technology is expected to achieve higher frequency and superior performance to other filter technologies, in particular for new 5G filter requirements,” said Ken Tonegawa, Senior Vice President, RF Device Division, Module Business Unit of Murata. “We would like to create products that satisfy our customers as soon as possible in cooperation with Resonant by leveraging Murata’s process technology and manufacturing capabilities.”

“This agreement and the related strategic investment, which both closed ahead of plan, are important validations of Resonant’s technology and represent a critical inflection point for our company,” said George B. Holmes, Chairman and CEO of Resonant. “We are excited to have Murata as a strategic partner to leverage our XBAR technology that was specifically developed to meet the exacting demands of the mobile 5G market.”

About Murata

Murata Manufacturing Co., Ltd. is a worldwide leader in the design, manufacture and sale of ceramic-based passive electronic components & solutions, communication modules and power supply modules. Murata is committed to the development of advanced electronic materials and leading edge, multi-functional, high-density modules. The company has employees and manufacturing facilities throughout the world.

For more information, visit Murata’s website at http://www.murata.com/

About Resonant Inc.

Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

For more information, please visit www.resonant.com.

Resonant Safe Harbor / Forward-Looking Statements

This press release contains forward-looking statements, which include the following subjects, among others:  the capabilities of our filter designs and software tools.  Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: the satisfaction of the conditions to closing of the offering, including reaching an agreement with Murata on the terms of our commercial agreement for XBAR solutions and obtaining applicable governmental approval; risks associated with the cash requirements of our business; our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Resonant Investor Relations Contact:

Moriah Shilton, LHA Investor Relations, 1-415-433-3777, RESN@lhai.com